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                                                                    Exhibit 5(a)


                                LEHMAN BROTHERS INC.
                            THREE WORLD FINANCIAL CENTER
                                NEW YORK, NY  10285

                                                       May 6, 1998

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Ladies and Gentlemen:

     I am Deputy General Counsel of Lehman Brothers Inc., a Delaware corporation (the "Company"). A Registration Statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), was filed by the Company with the Securities and Exchange Commission (the "SEC") on the date hereof. The Registration Statement relates to the registration of $1,500,000,000 of debt securities consisting of senior debt (the "Senior Debt Securities") and subordinated debt (the "Subordinated Debt Securities").

     In that connection, I or members of my staff have examined or relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and instruments relating to the Company as I have deemed relevant and necessary to the formation of the opinions hereinafter set forth. In such examination, I have assumed the genuineness and authenticity of all documents examined by me or members of my staff and all signatures thereon, the legal capacity of all persons executing such documents, the conformity to originals of all copies of documents submitted to us and the truth and correctness of any representations and warranties contained therein.

     Based upon the forgoing, I am of the opinion that:

     (i) the Senior Debt Securities have been duly authorized and the indenture (the "Senior Indenture") between the Company and The Bank of New York, as Trustee (the "Senior Debt Trustee"), pursuant to which the Senior Debt Securities will be issued has been duly executed and delivered, and when the terms of the Senior Debt Securities have been established in conformity with the Senior Indenture and the Senior Debt Securities have been executed by the Company, authenticated by the Senior Debt Trustee in accordance with the terms of the Senior Indenture and issued and delivered against payment therefor, the Senior Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, entitled to the benefits of the Senior Indenture and enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing; and

     (ii) the Subordinated Debt Securities have been duly authorized and the indenture (the "Subordinated Indenture") between the Company and The First National Bank of Chicago, as Trustee (the "Subordinated Debt Trustee"), pursuant to which the Subordinated Debt Securities will be issued has been duly executed and delivered, and when the terms of the Subordinated Debt Securities have been established in conformity with the Subordinated Indenture and the Subordinated Debt Securities have been executed by the Company, authenticated by the Subordinated Debt Trustee in accordance with the terms of the Subordinated Indenture and issued and delivered against payment therefor, the Subordinated Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, entitled to the benefits of the Subordinated Indenture and enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing.

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Securities and Exchange Commission
May 6, 1998
Page 2

     In rendering this opinion, I express no opinion as to the laws of any jurisdiction other than the State of New York, the General Corporation Law of the State of Delaware and the United States of America.

     I hereby consent to the filing of this opinion (and this consent) as an exhibit to the Registration Statement and to the reference to me under caption "Legal Opinions" in the Registration Statement, without admitting that I am an "expert" under the Act, or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

     I also hereby consent to the incorporation by reference of this opinion (and this consent) as an exhibit to any registration statement providing for the registration of additional securities, including Senior Debt Securities and Subordinated Debt Securities, pursuant to Rule 462(b) under the Act.

                                        Very truly yours,

                                        /s/ Karen M. Muller

                                        Karen M. Muller
                                        Deputy General Counsel




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